UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2023

AVENIR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	90-1504639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5805 Sepulveda Blvd., Suite 801 Sherman Oaks, California	91411
(Address of principal executive offices)	(Zip Code)

 (424) 273-8675

(Registrant’s telephone number, including area code)

____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of Independent Registered Public Accounting Firm

On April 12, 2023, the Board of Directors (the “Board”) of Avenir Wellness Solutions, Inc. (the “Company”), a Delaware corporation formerly known as CURE Pharmaceutical Holding Corp., received a letter from RBSM LLP (“RBSM”) that they resigned as the Company’s independent registered public accounting firm for the year ending December 31, 2022, effective immediately.

The reports of RBSM on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern based on the Company’s accumulated deficit, recurring losses from operations, and the Company’s expectation of continuing future losses as of December 31, 2021 and 2020.

In their resignation letter to the Company, RBSM cited their: (i) disagreement with the Company’s recognition of revenue generated by the sales of certain nutraceutical products (the “Products”) from The Sera Labs, Inc. (“Sera Labs”), a wholly-owned subsidiary of the Company, as the principal on a gross basis under the Financial Accounting Standards Board Accounting Standards Codification 606 (“ASC 606”). RBSM questioned the accounting for certain previously undisclosed related party transactions involving Sera Labs and Advanced Legacy Technologies, LLC (“ALT”), an entity beneficially owned and controlled by the Company’s Chief Executive Officer and a member of the Board. The transactions were not disclosed to RBSM prior to its discovery during its audit testing. RBSM noted the following: (a) the ALT distribution agreement dated April 1, 2022 between Sera Labs and ALT was established primarily to limit the control over cash receipts/payments and certain other transactions by the Company’s prior management; (b) the ALT bank account is not titled to the Company and the Company has no formal contractual rights to the account. The use of a separate bank account takes away control from existing Company’s management and Board; (c) all cash relating to the Products was run through ALT and ALT received the cash from sales, directly paid the supplier for the inventory and shipping costs, directly paid for sales and marketing, and other administrative costs at ALT; and (d) the Company did not provide any capital to ALT; (ii) uncertainty if the CEO of Sera Labs had the sole authority in April 2022 to execute the distribution agreement between ALT and Sera Labs based on no apparent formal approval by the Board, although it was noted by RBSM that an authorized user on the ALT account was the CFO of Sera Labs. Also, the Company did not disclose related party transactions during RBSM reviews for the three and six months ended June 30, 2022 and the three months ended September 30, 2022; (iii) statement that the Company’s unaudited condensed consolidated interim financial statements for the three and six months ending June 30, 2022 included in the Company’s June 30, 2022 Quarterly Report on Securities and Exchange Commission (“SEC”) Form 10-Q was filed with the SEC on September 2, 2022 and the Company’s unaudited and condensed consolidated interim financial statements for the three and nine months ended September 30, 2022 included in the Company’s September 30, 2022 Quarterly Report on SEC Form 10-Q was filed on November 21, 2022 – both of which omitted related party disclosures pursuant to the ALT transactions; and (iv) belief that the Company stating that they believed the RBSM engagement partner acted negligently in conducting the audit and questioning the Company’s assertion and presentation of the revenues generated by the sales of the Products, was a threat to the firm’s independence under PCAOB standards.

The Company disagrees with RBSM’s assertions in its resignation letter based on the relevant facts and circumstances of Sera Labs’ use of ALT’s bank account, including, but not limited to, the fact that ALT was an inactive company and that Sera Labs used ALT’s bank account in good faith solely to pay vendors on a timely basis, and that the Company’s Chief Financial Officer was an authorized signer on the account with unfettered access. Moreover, a report was prepared by an independent subject matter expert introduced to the Company by RBSM that agreed with the Company’s recognition of revenue of its Products as the principal under ASC 606. Furthermore, management disagrees that the aforementioned use of the ALT bank account by Sera Labs should be deemed to be a related party transaction that would otherwise require disclosure; and management does not believe that any communications with the RBSM engagement partner constituted a threat, nor was it intended to be a threat.

The Company has authorized RBSM to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements.

The Company provided RBSM with a copy of the disclosures in this Current Report on Form 8-K. The Company requested that RBSM furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of RBSM’s letter to the SEC is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	RBSM LLP letter, dated April 19, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENIR WELLNESS SOLUTIONS, INC.

Date: April 19, 2023	By:	/s/ Joel Bennett
	Name:	Joel Bennett
	Title:	Chief Financial Officer

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